Filed pursuant to Rule 424(b)(2)

Registration Statement No. 333-128718

Pricing	Supplement No. 1 Dated December 15, 2005

(To Prospectus dated December 9, 2005, and

Prospectus Supplement dated December 9, 2005)

CUSIP: 37247XAA0

GE Life and Annuity Assurance Company

Secured Medium-Term Notes

Issued Through

Genworth Global Funding Trust 2005-A (the “Trust”)

The description in this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by GE Life and Annuity Assurance Company (“GELAAC”) to the Trust, supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made. Effective as of January 1, 2006, all references in this Pricing Supplement to “GE Life and Annuity Assurance Company” or “GELAAC” shall be changed to “Genworth Life and Annuity Insurance Company” or “GLAIC”, respectively.

1.	The Notes

Principal Amount: $300,000,000.00	Agent(s) Discount: 0.35%

Issue Price: 100%	Original Issue Date: December 21, 2005

Net Proceeds to the Trust: $298,950,000.00	Stated Maturity Date: December, 15, 2010

Specified Currency: U.S. Dollars

Interest Payment Dates: The 15th of day of each March, June, September, and December

Initial Interest Payment Date: March 15, 2006

Regular Record Date: 15 calendar days prior to the Interest Payment Date

Type of Interest Rate: ☐ Fixed Rate    ☒ Floating Rate

Fixed Rate Notes: ☐ Yes    ☒ No. If Yes,

Interest Rate:

Floating Rate Notes: ☒ Yes    ☐ No. If Yes,

Floating Rate Notes: ☒ Yes    ☐ No. If Yes,

Interest Rate: 3-month LIBOR + 0.16%

Interest Rate Basis(es): LIBOR

Floating Rate/Fixed Rate Notes: ☐ Yes ☒ No. If Yes,

Floating Interest Rate:

Interest Rate Basis(es):

Fixed Interest Rate:

Fixed Rate Commencement Date:

Fixed Rate/Floating Rate Notes: ☐ Yes ☒ No. If Yes,

Fixed Interest Rate:

Floating Interest Rate:

Interest Rate Basis(es):

Floating Rate Commencement Date:

Inverse Floating Rate Notes: ☐ Yes ☒ No. If Yes,

Fixed Interest Rate:

Floating Interest Rate:

Interest Rate Basis(es):

Initial Interest Rate, if any: The Initial Interest Rate in effect as of the Original Issue Date, shall be determined on December 19, 2005, the second London Banking Day preceding the Original Issue Date

Initial Interest Reset Date: March 15, 2006

Interest Rate Basis(es). Check all that apply:

☐ CD Rate	☐ CMT Rate
☐ Commercial Paper Rate	☐ Eleventh District Cost of Funds Rate
☐ EURIBOR	☐ Federal Funds Rate
☒ LIBOR	☐ Prime Rate
☐ Treasury Rate

If LIBOR: ☐ LIBOR Reuters	☒ LIBOR Moneyline Telerate
LIBOR Currency: U.S. Dollars

If CMT Rate:
Designated CMT Telerate Page:
If 7052: ☐ Weekly Average ☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity: 3-month

Spread (+/-): + 0.16%

Spread Multiplier: Not applicable

Interest Reset Date(s): Each Interest Payment Date

Interest Rate Determination Date(s): The date that is two (2) London Banking Days prior to the related Interest Reset Date

Maximum Interest Rate, if any: Not applicable

Minimum Interest Rate, if any: Not applicable

Calculation Agent, if any: JPMorgan Chase Bank, N.A.

Exchange Rate Agent, if any: Not applicable

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Notes: ☐ Yes ☒ No. If Yes,

Amortizing Schedule:

Additional/Other Terms:

Discount Notes: ☐ Yes ☒ No. If Yes,

Total Amount of Discount:

Initial Accrual Period of Discount:

Additional/Other Terms:

Redemption Provisions: ☐ Yes ☒ No. If Yes,

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction (if any):

Redemption: ☐ In whole only and not in part

          ☐ May be in whole or in part

Additional/Other Terms:

Repayment: ☐ Yes ☒ No. If Yes,

Repayment Date(s):

Repayment Price:

Repayment: ☐ In whole only and not in part

          ☐ May be in whole or in part

Additional/Other Terms:

Sinking Fund (not applicable unless specified): Not applicable

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified): Not applicable

Securities Exchange Listing: ☒ Yes [ ] No. If Yes, Name of Exchange: New York Stock Exchange

Authorized Denominations: $1,000

Ratings: The Notes issued under the Program are rated AA- by Standard & Poor’s (“S&P”). GELAAC expects the Notes to be rated Aa3 by Moody’s Investors Service, Inc. (“Moody’s”).

Agent(s) Purchasing Notes as Principal: ☒ Yes ☐ No. If Yes,

Agent(s)	Principal Amount
Morgan Stanley & Co. Incorporated	$240,000,000
Bear, Stearns & Co. Inc.	$30,000,000
Credit Suisse First Boston LLC	$30,000,000
Total:	$300,000,000

Agent(s) Acting as Agent: ☐ Yes ☒ No. If Yes,

Agent(s)	Principal Amount

Total:

Jurisdiction of Organization of the Trust: Illinois

Additional/Other Terms, if any: Not applicable

Special Tax Considerations, if any: Not applicable

2.	The Funding Agreement

Funding Agreement Issuer: GELAAC

Funding Agreement No.: GS-I6000

Deposit Amount: $300,000,015.00

Issue Price: 100%

Net Deposit Amount: $298,950,000.00

Effective Date: December 21, 2005

Stated Maturity Date: December 15, 2010

Specified Currency: U.S. Dollars

Interest Payment Dates: The 15th day of each March, June, September and December

Initial Interest Payment Date: March 15, 2006

Type	of Interest Rate: ☐ Fixed Rate ☒ Floating Rate

Fixed Rate Funding Agreement: ☐ Yes ☒ No. If Yes,

Interest Rate:

Floating Rate Funding Agreement: ☒ Yes ☐ No. If Yes,

Floating Rate Funding Agreement: ☒ Yes ☐ No. If Yes,

Interest Rate: 3-month LIBOR + 0.16%

Interest Rate Basis(es): LIBOR

Floating Rate/Fixed Rate Funding Agreement: ☐ Yes ☒ No. If Yes,

Floating Interest Rate:

Interest Rate Basis(es):

Fixed Interest Rate:

Fixed Rate Commencement Date:

Fixed Rate/Floating Rate Funding Agreement: ☐ Yes ☒ No. If Yes,

Fixed Interest Rate:

Floating Interest Rate:

Interest Rate Basis(es):

Floating Rate Commencement Date:

Inverse Floating Rate Funding Agreement: ☐ Yes ☒ No. If Yes,

Fixed Interest Rate:

Floating Interest Rate:

Interest Rate Basis(es):

Initial Interest Rate, if any: The Initial Interest Rate in effect as of the Original Issue Date, shall be determined on December 19, 2005, the second London Banking Day preceding the Original Issue Date

Initial Interest Reset Date: March 15, 2006

Interest Rate Basis(es). Check all that apply:

☐ CD Rate	☐ CMT Rate
☐ Commercial Paper Rate	☐ Eleventh District Cost of Funds Rate
☐ EURIBOR	☐ Federal Funds Rate
☒ LIBOR	☐ Prime Rate
☐ Treasury Rate

If LIBOR: ☐ LIBOR Reuters	☒ LIBOR Moneyline Telerate
LIBOR Currency: U.S. Dollars

If CMT Rate:
Designated CMT Telerate Page:
If 7052: ☐ Weekly Average ☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity: 3-month

Spread (+/-): +0.16%

Spread Multiplier: Not applicable

Interest Reset Date(s): Each Interest Payment Date

Interest Rate Determination Date(s): The date that is two (2) London Banking Days prior to the related Interest Reset Date

Maximum Interest Rate, if any: Not applicable

Minimum Interest Rate, if any: Not applicable

Calculation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Funding Agreement: ☐ Yes ☒ No. If Yes,

Amortizing Schedule:

Additional/Other Terms:

Discount Funding Agreement: ☐ Yes ☒ No. If Yes,

Total Amount of Discount:

Initial Accrual Period of Discount:

Additional/Other Terms:

Redemption Provisions: ☐ Yes ☒ No. If Yes,

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction (if any):

Redemption: ☐ In whole only and not in part

                       ☐ May be in whole or in part

Additional/Other Terms:

Repayment: ☐ Yes ☒ No. If Yes,

Repayment Date(s):

Repayment Price:

Repayment: ☐ In whole only and not in part

                      ☐ May be in whole or in part

Additional/Other Terms:

Sinking Fund (not applicable unless specified): Not applicable

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified): Not applicable

Ratings: The Funding Agreement issued under the Program is rated AA- by S&P.

      GELAAC expects the Funding Agreement to be rated Aa3 by Moody’s.

Additional/Other Terms, if any: Not applicable

Special Tax Considerations, if any: Not applicable